     As filed with the Securities and Exchange Commission on July 7, 1997
                                                      Registration No. 333-20031
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------

                              NEOMAGIC CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                        77-0344424
 ----------------------                     ---------------------------------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                                 ------------

                                 3620 Jay Street
                              Santa Clara, CA 95054
          (Address, including zip code, of principal executive offices)

                                 ------------

                             AMENDED 1993 STOCK PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)

                                 ------------

                                 Prakash Agarwal
                     President and Chief Executive Officer,
                              NEOMAGIC CORPORATION
                                 3620 Jay Street
                              Santa Clara, CA 95054
                     (Name and address of agent for service)
                                 (408) 988-7020
         (Telephone number, including area code, of agent for service)

                                 ------------

                                    Copy to:
                            MICHAEL J. DANAHER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
               TITLE OF                       AMOUNT             PROPOSED            PROPOSED            AMOUNT OF
             SECURITIES TO                     TO BE         MAXIMUM OFFERING    MAXIMUM AGGREGATE     REGISTRATION
             BE REGISTERED                  REGISTERED        PRICE PER SHARE     OFFERING PRICE            FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to be
issued upon exercise of options
granted under the Amended 1993 Stock
Plan                                         4,853,283            $11.36(1)       $55,133,295                 $16,707

Common Stock, $0.01 par value, to be
issued upon exercise of options
granted under 1997 Employee Stock
Purchase Plan                                  500,000            $20.38(2)       $10,190,000(4)              $ 3,088

Total                                                                             $65,786,798                 $ 19,795
========================================================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to the 2,838,250 shares which are subject to outstanding options to purchase Common Stock under the Amended 1993 Stock Plan (the "Option Plan"), the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 2,838,250 shares subject to outstanding options under the Option Plan is $4.96. With respect to the 2,015,033 shares of Common Stock available for future grant under the Option Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price of the Registrant's stock as reported in the Nasdaq National Market on June 27, 1997, which average was $20.38. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

(2) With respect to the 500,000 shares of Common Stock available for future grant under the 1997 Employee Stock Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price of the Registrant's stock as reported in the Nasdaq National Market on June 27, 1997, which average was $20.38.

(3) The Proposed Maximum Aggregate Offering Price was estimated pursuant to Rule 457(h) under the Securities Act based on the aggregate exercise price of options as described in note 1.

(4) The Proposed Maximum Aggregate Offering Price was estimated pursuant to Rule 457(h) under the Securities Act based on the aggregate exercise price of options as described in note 2.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The audited financial statements for the Registrant's fiscal year ended January 31, 1997, contained in the Prospectus filed pursuant to Rule 424(b)(4) on March 14, 1997 pursuant to the Securities Act.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997, filed with the Securities Exchange Commission on June 3, 1997, pursuant to Section 13 of the Exchange Act.

         (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 1997 pursuant to
Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers, and the Registrant has obtained directors' and officers' insurance.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonable incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.


ITEM 8.  EXHIBITS.
         --------

Exhibit Number

     4.1*    Form of Registrant's Common Stock Certificate

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

    10.2*    Amended and Restated 1993 Stock Plan and related agreements

    10.3*    1997 Employee Stock Purchase Plan, with exhibits thereto

    23.1     Consent of Ernst & Young LLP, Independent Auditors

    23.2     Consent of Wilson Sonsini Goodrich & Rosati, P.C.
             (contained in Exhibit 5.1)

    24.1     Power of Attorney (see Page II-3)

---------------
* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File Number 333-20031) in the form declared effective on March 13, 1997.

ITEM 9.  UNDERTAKINGS.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 30, 1997.


                                 NEOMAGIC CORPORATION


                                 By:  /s/ Merle McClendon
                                      ----------------------------------------
                                      Merle McClendon, Chief Financial Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prakash Agarwal and Merle McClendon and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      Signature                                         Title                            Date
                      ---------                                         -----                            ----
                  /s/Prakash Agarwal                      President, Chief Executive Officer         June 30, 1997
                ----------------------                               and Director
                   Prakash Agarwal                          (Principal Executive Officer)


                  /s/Merle McClendon                           Chief Financial Officer               June 30, 1997
                ----------------------                  (Principal Financial and Accounting
                   Merle McClendon                                     Officer)


                  /s/Kamran Elahian                                    Director                      June 30, 1997
                ----------------------
                    Kamran Elahian


                  /s/Irwin Federman                                    Director                      June 30, 1997
                ----------------------
                    Irwin Federman


                    /s/James Lally                                     Director                      June 30, 1997
                ----------------------
                     James Lally


                  /s/Michael Moritz                                    Director                      June 30, 1997
                ----------------------
                    Michael Moritz


                  /s/Brian Dougherty                                   Director                      June 30, 1997
                ----------------------
                   Brian Dougherty


                              NEOMAGIC CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                                INDEX TO EXHIBITS




Exhibit
Number    Exhibit                                                     Page
-------   -------                                                     ----

   4.1*   Form of Registrant's Common Stock Certificate

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

  10.2* Amended and Restated 1993 Stock Plan and related agreements

  10.3*   1997 Employee Stock Purchase Plan, with exhibits thereto

  23.1    Consent of Ernst & Young LLP, Independent Auditors

  23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C.
          (contained in Exhibit 5.1)

  24.1    Power of Attorney (see page II-3)

---------------
* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File Number 333-20031) in the form declared effective on March 13, 1997.